UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2018

WEWIN GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-209478	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13-4832 Lazelle Ave.

Terrace BC V8G 1T4

Canada

(Address of principal executive offices) (zip code)

(778) 888-2886

(Registrant’s telephone number, including area code)

Copy to:

Robert Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Phone: (808) 573-6163

Fax: (310) 362-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to an Agreement for the Purchase of Common Stock dated as of June 28, 2018, on July 17, 2018 Zilin Wang (as representative of the purchaser) purchased 8,618,000 shares of Company Common Stock from Yonghua Kang (as representative of the seller). The shares purchased in this transaction represented 99.98% of the issued and outstanding shares of the Company. Following the transaction, Mr. Wang transferred the shares to AllyMe Groups Inc, a Cayman Islands company, which is the present owner of the shares.

Item 5.01 Changes in Control of Registrant.

See Item 1.01, above. On July 17, 2017, a change in control of the registrant occurred with the purchase of 8,618,000 shares of Company Common Stock (representing 99.98% of the issued and outstanding shares of the Company) by Zilin Wang (as representative of the purchaser), who immediately thereafter transferred the shares to AllyMe Groups Inc, a Cayman Islands company, which is the present owner of the shares.

Item 5.02 Departure of Directors and Principal Officers, Election of Directors, Appointment of Principal Officers.

See Item 1.01, above. Effective July 17, 2018, the Board of Directors accepted the resignation of Yonghua Kang as CEO and a director of the Company, Xinlong Liu as COO and a director of the Company, Huang Lei as Secretary of the Company, Aiyun Xu as CFO and a director of the Company, Shaochun Dong as a director of the Company and Dagen Cheng as a director of the Company and appointed Zilin Wang to serve as President, Secretary, Chief Executive Officer, Chief Financial Officer and Director until the next election of directors and appointment of officers or the appointment of his successor upon his resignation.

Zilin Wang (59)

President, Secretary, Chief Executive Officer, Chief Financial Officer and Director

Prior to 1995, Zilin Wang served as an associate professor at the Daqing Petroleum Institute in China. In 1995 he relocated to Vancouver, Canada. From 2012 to 2013, Mr. Wang served as president of the Kitimat Hotel group, Canada. Since 2014, he has served as chairman of AllyMe Financial Services Ltd., Shenzhen, China. In 2014, Mr. Wang designed intelligent terminal software which provides management tools for modernization, consumption diversification information and networking. The system applied for software copyright protection in China. In 2011, Mr. Wang received the “China’s Ten Outstanding CDO” by the China Brand Association. Mr. Wang received his Bachelor Science degree specializing in computer science.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

WEWIN GROUP CORP

Date: July 30, 2018	By	/s/ Zilin Wang
Zilin Wang
CEO, President and Secretary